Exhibit 99.1

Wejo Announces Fourth Quarter and Full-Year 2022 Results

Company continues to pursue robust enterprise opportunity building on successful execution in 2022

Manchester, England – April 3, 2023 – Wejo Group Limited (NASDAQ: WEJO) (“Wejo” or the “Company”), a global leader in cloud and software analytics for connected, electric, and autonomous mobility, today announced financial results and key performance indicators (“KPIs,” as defined under the Non-GAAP Financial Measures and Key Performance Indicators section below) for the fourth quarter and fiscal year ended December 31, 2022.

Richard Barlow, Founder and Chief Executive Officer said, “Wejo delivered an outstanding year operationally, accomplishing the objectives we set out in 2022, including growth in key KPIs, expansion into new products and services and continued strong revenue growth, despite significant cost reductions. We expect these trends to continue into 2023 with revenue projected to grow almost 200% at the mid-point of our guidance and additional cost reductions expected to improve our Adjusted EBITDA, which we believe will allow us to pull forward our cash-flow breakeven point to mid-2024.”

Full-Year 2022 Financial Highlights

•Net Revenue for 2022 increased to $8.4 million, up 227% compared to the full-year 2021, driven by an increase in the Traffic Management product line of the Wejo Marketplace Data Solutions, which itself increased by $4.4 million, driven by an increase in the average net revenue per customer. Additionally, there was strong growth in Wejo Software & Cloud Solutions business line revenue of $1.5 million, which was driven by the completion of a significant Wejo Software & Cloud Solutions project.
•Net loss for 2022 was $159.3 million and Adjusted EBITDA loss1 was $97.2 million in the period as a result of expansion into new markets, product development, and higher public company costs, partially offset by increased revenues.
•Gross Bookings increased by approximately 124% to $18.8 million in 2022 compared to the full-year 2021, demonstrating both new customer growth expansion of existing customer relationships in 2022.1
•Annual Recurring Revenue (“ARR”) as of December 31, 2022 was $8.4 million, up 87% as compared with the prior year, as the Company remains focused on delivering multi-year subscription deals and reflecting an increase in our average contract length.1
•Total Contract Value (“TCV”) as of December 31, 2022 increased 92% to $39.4 million compared with the prior year as the Company continues to secure additional new business and expand opportunities with existing customers. The increase in Total Contract Value represents the greater net revenue the Company expects to deliver in the future.1
•Gross Bookings per average monetizable connected vehicle in 2022 was $1.47 per vehicle, up 97% from $0.75 in 2021. We expect Gross Bookings per vehicle to continue to significantly expand as we roll out new product lines to multiple market verticals in the Wejo Marketplace Data Solutions and customers in Wejo Software & Cloud Solutions, allowing us to achieve greater revenue from our data.1
•Net retention revenue (“NRR”) in 2022 was 107%, demonstrating that we are growing with, and retaining, our existing customer base as we add new products and insights. NRR measures year-over-year revenue growth from existing customers at the start of the period over the prior rolling four-quarter period. NRR factors in the impact of customer turnover and expansions and reductions in services provided to existing customers.1

Fourth-Quarter 2022 Financial Highlights

•Net revenue increased 166% in the quarter compared to the quarter ended December 31, 2021 to $3.6 million.

1 These metrics are non-GAAP measures or KPIs.

•Gross bookings increased 74% in the quarter compared to the quarter ended December 31, 2021 to $5.4 million.1

Business Highlights

Over the past year, Wejo notably:

a.Took a major step towards being fully capitalized through to our projected cash flow breakeven point in mid-2024 with the announcement of the business combination agreement with TKB Critical Technologies 1 (“TKB”). Wejo believes that upon closing the business combination, along with an anticipated PIPE raise, we can raise over $100 million. PIPE strategic investor outreach has begun, and we are making strong progress towards solidifying a base of strategic investors, including potential anchor investments, ahead of our planned institutional investor outreach. The Company is targeting to raise incremental bridge capital in early to mid-second quarter to have the funding needed to get to the completion of the TKB business combination and the PIPE closing.
b.Brought forward its targeted cash flow breakeven point from mid-2025 to mid-2024 after a 40% reduction in cash burn in 2022. Wejo also recently announced another projected 50% reduction in cash burn by the end of 2023.
c.Launched Wejo Real Time Traffic Intelligence (“Wejo RTTI”), a real-time traffic intelligence solution that can be utilized by public agencies, civil engineering firms, mapping and navigation providers, and logistics companies to get a more accurate view of real-time road conditions. These insights allow for a significant impact on road safety and congestion, while enabling more efficient vehicle routing within a community by utilizing easily digestible real-time traffic data.
d.Was awarded new business from state Departments of Transportation subsequent to the end of the year, including Texas, Georgia and Virginia. In addition to data insights, Wejo RTTI is part of the products we have committed to the state of Texas, which will provide an up-to-the-minute, accurate and comprehensive picture of traffic and road conditions at any given time, to help improve overall efficiency and safety on road networks.
e.Expanded the Company’s relationship with Ford to offer End-to-End Insurance Solutions in the United States. Wejo offerings will help the vehicle insurance industry better validate customer supplied details, identify and minimize insurance fraud, offer more accurate dynamic pricing models, and reduce risks for safer journeys and less stress on policymakers and customers.

John Maxwell, Chief Financial Officer, said, “We are making significant progress on our efforts to capitalize the business to reach our projected cash flow breakeven point. In addition to strong progress on our PIPE efforts with strategic investors, we are working to raise capital that will bridge us to these transactions. We reduced our monthly cash burn by 40% from the start to the end of 2022, and we are targeting another 50% reduction in our cash burn to get to under $3 million by the end of 2023. Our focus on reduced cash burn, the deployment of our long-term capital strategy and continued strong revenue performance are key steps to fully funding Wejo to cash flow breakeven in mid-2024.”

Guidance

Wejo's expects full-year 2023 net revenue in the range of $20 million to $30 million and Adjusted EBITDA loss in the range of $45 million to $55 million.

Business Update Call Details

Wejo will host a business update call to discuss the third quarter results today, Monday, April 3, at 8:30 am EST. The call will be hosted by Chief Executive Officer, Richard Barlow and Chief Financial Officer, John Maxwell, and can be accessed on the Investor Relations page of Wejo’s website at investors.wejo.com.

Investors and other stakeholders should note that Wejo currently announces material information using SEC filings, press releases, public conference calls, and webcasts. In the future, Wejo will continue to use these channels to distribute material information about the Company and may also utilize its website and/or various social media sites to communicate vital information about the Company, key personnel, latest brands and services, trends, novel marketing campaigns, corporate initiatives, and other matters. Information that the Company posts on its website or on social media channels could be deemed material; therefore, the Company encourages investors, the media, our customers, business partners and other stakeholders interested in Wejo to review the information posted on its website, as well as the following social media channels: LinkedIn, Twitter, and Instagram.

About Wejo

Wejo Group Limited is a global leader in cloud and software analytics for connected, electric, and autonomous mobility, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. The Company enables smarter mobility by organizing trillions of data points from 20.8 million vehicles, of which 13.9 million were active on the platform transmitting data in near real-time, and over 94.6 billion journeys globally as of December 31, 2022, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information, and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo has offices in Manchester, UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com.

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on the Company’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding the Company’s business, the economy and other future conditions.

These forward-looking statements generally are identified by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “representative of,” “scales,” “should,” “strategy,” “valuation,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are based on current assumptions, estimates, expectations, and projections of the management of Wejo Group Limited (the “Company” or “Wejo”) and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the projected financial information, anticipated growth rate and market opportunity of the Company; (ii) the ability to maintain the listing of the Company’s common shares and Company warrants on the NASDAQ Stock Market LLC; (iii) the Company’s public securities’ potential liquidity and trading; (iv) the Company’s ability to continue as a going concern; (v) the Company’s ability to raise financing in the future and access to capital facilities; (vi) the Company’s ability to close its pending merger with TKB; (vii) the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors; (viii) the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu; (ix) economic impacts, including inflation and a potential recession; (x) the Company’s ability to successfully implement cost reduction initiatives; (xi) the impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; and (xii) factors relating to the business, operations and financial performance of the Company and its subsidiaries. The foregoing list of factors that may affect the business, financial condition or operating results of Wejo is not exhaustive. Additional factors are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and further information concerning Wejo may emerge from time to time. In particular, you should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, and (ii) other documents filed or to be filed by the Company with the SEC. There may be additional risks that Wejo does not presently know or that Wejo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Readers are urged to consider these factors carefully in evaluating these forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

Non-GAAP Financial Measures and Key Performance Indicators

This release discloses the Company’s Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net Income or Loss from operations, excluding: (1) share-based payments to employees and third-party vendors; (2) depreciation of equipment and amortization of intangible assets; (3) transaction related bonuses and costs; and (4) restructuring charges (when applicable). Other key performance indicators include: Total Contract Value (defined as the projected value of all contracts we have ever signed to-date with our customers), Annual Recurring Revenue (calculated by taking the gross Monthly Recurring Revenue (“MRR”) for the last month of the reporting period and multiplying it by twelve months. MRR for each month is calculated by aggregating revenue from customers with contracts with more than four months in duration and includes recurring software licenses, data licenses, and subscription agreements), Gross Bookings (defined as the total projected value of contracts signed in the relevant period, excluding taxes and renewal options available to customers in future periods), and monetizable vehicles on platform, Net Retention Revenue (defined as the the year-over-year revenue growth from existing customers at the start of the period over the prior rolling four-quarter period). Important information regarding such measures is contained in the definitions included in this release and in Appendix I, the reconciliation of Adjusted EBITDA to the closest comparable U.S. GAAP measure, Net loss. The Company and its management believe that this non-GAAP measure and the KPIs are useful to investors in measuring the comparable results of the Company period-over-period. Wejo does not reconcile its forward-looking non-GAAP financial measure, Adjusted EBITDA, to the corresponding U.S. GAAP measure, Net loss, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible. Wejo is unable to provide guidance for this reconciling item because we cannot determine its probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure for this forward-looking non-GAAP financial measure is not available without unreasonable effort.

Contacts

Investors:
Tahmin Clarke
investor.relations@wejo.com

Idalia Rodriguez
Arbor Advisory Group
investor.relations@wejo.com

Press:
Ben Hohmann
Ben.Hohmann@wejo.com

Wejo Group Limited
Consolidated Balance Sheets
(in thousands, except share and per share amount)

	December 31,
	2022	2021
Assets
Current assets:
Cash	$8,626	$67,322
Accounts receivable, net	4,264	1,416
Forward Purchase Agreement	2,687	45,611
Prepaid expenses and other current assets	6,727	17,518
Total current assets	22,304	131,867
Property and equipment, net	474	651
Operating lease right-of-use asset	452	—
Intangible assets, net	7,337	9,489
Other assets	566	—
Total assets	$31,133	$142,007
Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable, including due to related party of $967 and $1,464, respectively	$21,851	$15,433
Accrued expenses and other current liabilities	26,599	21,089
Current portion of operating lease liability	431	—
Secured Convertible Notes	11,390	—
Income tax payable	—	282
Total current liabilities	60,271	36,804
Non-current liabilities:
Long term debt, net of unamortized debt discount and debt issuance costs	36,426	33,705
Long term portion of operating lease liability	21	—
Warrant liability - GM Securities Purchase Agreement	343	—
Public Warrants	594	12,650
Exchangeable Right liability	403	11,154
Other non-current liability	1,838	—
Total liabilities	99,896	94,313
Commitments and contingencies
Shareholders’ (deficit) equity
Common shares, $0.001 par value, 634,000,000 shares authorized; 109,461,562 and 93,950,205 shares issued and outstanding as of December 31, 2022 and 2021, respectively	109	94
Additional paid in capital	445,478	415,304
Accumulated deficit	(529,204)	(369,951)
Accumulated other comprehensive income	14,854	2,247
Total shareholders’ (deficit) equity	(68,763)	47,694
Total liabilities and shareholders’ (deficit) equity	$31,133	$142,007

Wejo Group Limited
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2022	2021
Revenue, net	$8,396	$2,566
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	7,739	3,583
Technology and development	33,893	26,265
Sales and marketing	20,569	22,920
General and administrative	62,104	104,144
Depreciation and amortization	4,037	4,411
Total costs and operating expenses	128,342	161,323
Loss from operations	(119,946)	(158,757)
Interest expense	(5,249)	(9,597)
Other expense, net	(33,645)	(49,067)
Loss before taxation	(158,840)	(217,421)
Income tax expense	(413)	(357)
Net loss	(159,253)	(217,778)
Other comprehensive income:
Foreign currency exchange translation adjustment	12,607	2,541
Total comprehensive loss	$(146,646)	$(215,237)
Net loss per common share - basic and diluted	$(1.58)	$(5.00)
Weighted-average common shares - basic and diluted	100,795,106	43,553,504

Wejo Group Limited
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(159,253)	$(217,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	2,649	5,163
Loss on issuance on financial instruments measured at fair value	4,116	65,641
Change in estimated fair value on financial instruments measured at fair value	15,762	(41,095)
Loss on extinguishment of convertible loans	—	25,598
Gain on settlement of Forward Purchase Agreement	—	(399)
Expenses relating to capital raising activities	799	—
Gain on disposal of property and equipment	—	(4)
Depreciation and amortization	4,037	4,411
Non-cash share-based compensation expense	6,938	52,316
Non-cash expense settled by issuance of commitment shares	3,000	—
Non-cash loss (gain) on foreign currency remeasurement	11,929	(1,354)
Changes in operating assets and liabilities:
Accounts receivable	(2,849)	(727)
Prepaid expenses and other current assets	9,373	(9,775)
Accounts payable	8,177	(1,361)
Accrued expenses and other current liabilities	8,889	12,516
Income tax payable	(372)	282
Other non-current liability	1,885	—
Other assets	(581)	—
Net cash used in operating activities	(85,501)	(106,566)
Investing activities
Purchases of property and equipment	(311)	(562)
Development of internal software	(2,565)	(2,716)
Net cash used in investing activities	(2,876)	(3,278)

Financing activities
Proceeds from issuance of ordinary shares to PIPE investors, net of issuance costs	—	122,717
Proceeds from Virtuoso Business Combination	—	70,308
Proceeds from issuance of common shares, net of transaction costs	18,358	—
Proceeds from issuance of warrants to purchase common shares	1,894	—
Proceeds from exercise of warrants to purchase common shares	—	606
Proceeds from issuance of Secured Convertible Notes, net of discount	9,500	—
Proceeds from exercise of options	—	2,086
Proceeds from issuance of convertible loans, net of transaction costs	—	16,222
Payment of issuance costs of convertible loans	—	(1,004)
Net proceeds from issuance of long-term debt	—	31,865
Payment of issuance costs of long-term debt	—	(638)
Payment of Virtuoso Business Combination costs	(2,238)	—
Repayment of other loan	—	(84)
Settlement of Forward Purchase Agreement	2,473	2,517
Advance payment of Forward Purchase Agreement	—	(75,012)
Repayment of related party debt	—	(10,142)
Net cash provided by financing activities	29,987	159,441

Effect of exchange rate changes on cash	(306)	3,304
Net (decrease) increase in cash	(58,696)	52,901
Cash at beginning of period	67,322	14,421
Cash at end of period	$8,626	$67,322
Non-cash investing and financing activities
Property and equipment purchases in accounts payable	$—	$90
Advanced Subscription Agreements converted into common shares	$—	$12,757
Virtuoso Business Combination costs included in accounts payable and accrued expenses	$6,159	$8,476
Expense related to capital raising activities included in accounts payable and accrued expenses	$799	$—
Conversion of convertible loan notes	$—	$106,252
Convertible note issued through settlement of accounts payable and recognition of prepaid revenue share costs	$—	$4,813
Net liabilities acquired in the Virtuoso Business Combination through issuance of common shares	$—	$1,966
Supplemental cash flow information
Taxes paid	$543	$56
Interest paid	$2,399	$863

Wejo Group Limited
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2022	2021
Net loss	$(159,253)	$(217,778)
Income tax expense	413	357
Loss before taxation	(158,840)	(217,421)
Interest expense	5,249	9,597
Other expense, net	33,645	49,067
Loss from operations	(119,946)	(158,757)
Add:
Depreciation and amortization	4,037	4,411
Transaction-related bonus	—	26,656
Transaction-related costs	11,558	7,686
Share-based payments	7,102	52,316
Adjusted EBITDA	$(97,249)	$(67,688)